Exhibit 5.1

December 23, 2019

Abeona Therapeutics Inc.

1330 Avenue of the Americas, 33rd Floor

New York, NY 10019

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated December 20, 2019 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-224867 (the “Registration Statement”) filed by Abeona Therapeutics Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public sale of up to 32,382,945 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which includes an option to purchase up to 5,400,000 shares of Common Stock, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 9,017,055 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated December 20, 2019 by and among the Company and Jefferies LLC and SVB Leerink LLC. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, effective as of June 7, 2018 (together with the Prospectus Supplement, the “Prospectus”). The Underwriting Agreement is being filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and bylaws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Underwriting Agreement, (v) the form of Pre-Funded Warrants, and (vi) the written actions of the board of directors referenced above.

Our opinions are limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

December 23, 2019

Based on such examination and subject to the foregoing, we are of the opinion that (i) the Shares, when issued by the Company and delivered by the Company against receipt of the purchase price therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Pre-Funded Warrant Shares, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2019 (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to this firm therein and under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP